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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 15, 2002

                        American Achievement Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

       333-84294                                         13-4126506
 (Commission File Number)                   (I.R.S Employer Identification No.)

                      7211 Circle S Drive, Austin, TX 78745
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (512)444-0571

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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

     Effective July 9, 2002, American Achievement Corporation (the "Company") acquired all the issued and outstanding stock and warrants of Milestone Marketing Incorporated ("Milestone"), a specialty marketer of class rings and other graduation products to the college market, in an arms length transaction between the Company and all of the stockholders of Milestone. The consideration for the acquisition is for a maximum purchase price of $15,750,000 in cash, funded through borrowings under our senior revolving credit facility, with various financial institutions as lenders, and The Bank of Nova Scotia as administrative agent and lead arranger.

     This transaction has been accounted for as a purchase. The acquisition of Milestone has been deemed "significant," accordingly, separate historical and pro forma financial statements will be filed by amendment no later than seventy-five days after the consummation of the acquisition.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     The appropriate financial statements will be filed by amendment with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.

(b)  Pro Forma Financial Information.

     The appropriate pro forma financial information relating to the acquisition will be filed by amendment with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.

(c)  Exhibits. The following exhibit is filed herewith.

     Exhibit   Description

     2.1 The Stock Purchase Agreement by and among American Achievement Corporation, Milestone Marketing Incorporated, and its stockholders and warrant holders.

     99.1 Joint Press Release of American Achievement Corporation and Milestone Marketing Incorporated, issued July 23, 2002.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on July 30, 2002.

                                                American Achievement Corporation

                                                By: /s/ Sherice P. Bench
                                                   ----------------------------
                                                      Sherice P. Bench
                                                CHIEF FINANCIAL OFFICER